UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Two Harbors Investment Corp. (the “Company”) previously issued warrants to purchase common stock of the Company, which are publicly traded on the NYSE MKT under the ticker symbol “TWO.WS” (the “Warrants”).  Pursuant to the terms of the warrant agreement, the Warrants will expire at 5:00 p.m. EST on November 7, 2013.  On October 7, 2013, the Company requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to withdraw the Warrants from listing on the NYSE MKT and terminate the registration of the Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the expiration of the Warrants.  The NYSE has advised the Company that trading in the Warrants on the NYSE MKT will be suspended after the close of business on November 4, 2013 to ensure that all trades in the Warrants will settle in time to allow the Warrants to be exercised on or before November 7, 2013.

In connection with the expiration of the Warrants, the Company also intends to file a Form 15 with the SEC to terminate the registration of the Warrants under the Exchange Act and to suspend its reporting obligations under the Exchange Act with respect to the Warrants.

Item 8.01 Other Events.

On October 10, 2013, the Company issued a press release reminding holders of the Warrants that the Warrants will expire at 5:00 p.m. EST on November 7, 2013 pursuant to the terms of the warrant agreement.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Two Harbors Investment Corp., dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel

Date: October 10, 2013

EXHIBIT INDEX

Exhibit No.	Description	Filing Method
99.1	Press Release of Two Harbors Investment Corp., dated October 10, 2013.	Electronically